Exhibit 10.1
H O L D I N G S, I N C.

SENT VIA EMAIL

Alex Lau

Golden Properties LLC

Re:	Debt Conversion Terms

Dear Alex:

In a previous letter, I notified you that Abtech Holdings, Inc. (the “Company”) had granted to you the right to convert your outstanding loans to the Company into shares of the Company’s common stock (the “Common Stock”) at a conversion price of $0.00627 per share (the “Conversion Price”). This conversion right was conditioned upon the Company successfully amending its Articles of Incorporation to increase the number of authorized shares to accommodate the conversion of your loans and the conversion of debt by other debtholders who were offered the same conversion terms.

The purpose of this letter is to advise you that on November 6, 2018, the Company completed a reverse stock split with a corresponding adjustment to its number of authorized shares. These events activated your conversion right effective for 30 days beginning November 6, 2018 and ending December 6, 2018.

In addition, I am pleased to inform you that on November 15, 2018, the Company’s Board of Director’s approved an adjustment to the Conversion Price of $0.00627 per share ($1.254 per share post-split) to $1.10 per share (post-split). This revised conversion right will expire on December 6, 2018.

Please refer to Schedule 1 attached hereto for an updated accounting of your loans to the Company including the calculation of interest due (collectively, the “Debt”), which are eligible for the conversion right described in this letter.

If you intend to take advantage of this conversion right, please complete the accompanying NOTICE REGARDING INTENT TO CONVERT DEBT and send it to me on or before December 6, 2018. Upon receipt of your notice we will ask our stock transfer agent to issue a certificate to you for the appropriate number of shares.

If you have any questions regarding the conversion of your Debt into Common Stock, please contact me at grink@abtechindustries.com or Lane Castleton at lcastleton@abtechindustries.com.

Yours truly,

Abtech Holdings, Inc.

By:	/s/ Glenn R. Rink
Name:	Glenn R. Rink
Title:	President, C.E.O.

4110 N. Scottsdale Rd., Suite 235 Scottsdale AZ 85251 Phone 480.874.4000 Toll Free 1.800.545.8999 Fax 480.970.1665 Web www.abtechindustries.com

Schedule 1

LENDER	Loan Date	Loan Amount	Interest Rate	Interest Accrued	Total Amount Due	Rate	Number of Shares of Common Stock to be Issued Upon Conversion

Golden Properties LLC	3/15/16	$ 150,000.00	10%	$ 40,931.51	$ 190,931.51	1.10	173,574
Golden Properties LLC	3/28/16	150,000.00	10%	40,397.26	190,397.26	1.10	173,088
Golden Properties LLC	4/11/16	100,000.00	10%	26,547.95	126,547.95	1.10	115,044
Golden Properties LLC	4/25/16	100,000.00	10%	26,164.38	126,164.38	1.10	114,695
Golden Properties LLC	5/6/16	200,000.00	10%	51,726.03	251,726.03	1.10	228,842
Golden Properties LLC	6/14/16	100,000.00	10%	24,794.52	124,794.52	1.10	113,450
Golden Properties LLC	7/7/16	150,000.00	10%	36,246.58	186,246.58	1.10	169,315
Golden Properties LLC	7/15/16	110,000.00	10%	26,339.73	136,339.73	1.10	123,945
Golden Properties LLC	7/28/16	150,000.00	10%	35,383.56	185,383.56	1.10	168,531
Golden Properties LLC	8/12/16	200,000.00	10%	46,356.16	246,356.16	1.10	223,960
Golden Properties LLC	8/23/16	150,000.00	10%	34,315.07	184,315.07	1.10	167,559
Golden Properties LLC	9/8/16	200,000.00	10%	44,876.71	244,876.71	1.10	222,615
Golden Properties LLC	9/23/16	165,000.00	10%	36,345.21	201,345.21	1.10	183,041
Golden Properties LLC	10/5/16	285,000.00	10%	61,841.10	346,841.10	1.10	315,310
Golden Properties LLC	10/20/16	205,000.00	10%	43,639.73	248,639.73	1.10	226,036
Golden Properties LLC	11/3/16	171,000.00	10%	35,746.03	206,746.03	1.10	187,951
Golden Properties LLC	11/17/16	177,000.00	10%	36,321.37	213,321.37	1.10	193,929
Golden Properties LLC	12/2/16	132,000.00	10%	26,544.66	158,544.66	1.10	144,132
Golden Properties LLC	12/16/16	143,000.00	10%	28,208.22	171,208.22	1.10	155,644
Golden Properties LLC	12/29/16	193,000.00	10%	37,383.84	230,383.84	1.10	209,440
Golden Properties LLC	1/13/17	160,000.00	10%	30,334.25	190,334.25	1.10	173,031
Golden Properties LLC	1/26/17	136,000.00	10%	25,299.73	161,299.73	1.10	146,636
Golden Properties LLC	2/9/17	158,000.00	10%	28,786.30	186,786.30	1.10	169,806
Golden Properties LLC	2/24/17	153,000.00	10%	27,246.58	180,246.58	1.10	163,861
Golden Properties LLC	3/9/17	158,000.00	10%	27,574.25	185,574.25	1.10	168,704
Golden Properties LLC	3/23/17	167,000.00	10%	28,504.38	195,504.38	1.10	177,731
Golden Properties LLC	4/6/17	151,000.00	10%	25,194.25	176,194.25	1.10	160,177
Golden Properties LLC	4/20/17	155,000.00	10%	25,267.12	180,267.12	1.10	163,879
Golden Properties LLC	5/4/17	158,000.00	10%	25,150.14	183,150.14	1.10	166,500
Golden Properties LLC	5/18/17	126,000.00	10%	19,573.15	145,573.15	1.10	132,339
Golden Properties LLC	6/2/17	142,000.00	10%	21,475.07	163,475.07	1.10	148,614
Golden Properties LLC	10/5/17	158,000.00	10%	18,483.84	176,483.84	1.10	160,440
Golden Properties LLC	11/2/17	91,000.00	10%	9,947.67	100,947.67	1.10	91,771
Golden Properties LLC	11/16/17	120,000.00	10%	12,657.53	132,657.53	1.10	120,598
Golden Properties LLC	11/30/17	130,000.00	10%	13,213.70	143,213.70	1.10	130,194
Golden Properties LLC	12/14/17	147,000.00	10%	14,377.81	161,377.81	1.10	146,707
Golden Properties LLC	12/28/17	128,000.00	10%	12,028.49	140,028.49	1.10	127,299
Golden Properties LLC	1/11/18	124,000.00	10%	11,176.99	135,176.99	1.10	122,888
Golden Properties LLC	3/13/18	5,000.00	10%	367.12	5,367.12	1.10	4,879
Golden Properties LLC	9/11/18	67,000.00	10%	1,578.63	68,578.63	1.10	62,344
Totals		$ 5,865,000.00		$ 1,118,346.62	$ 6,983,346.62		6,348,499

NOTICE REGARDING INTENT TO CONVERT DEBT

To the Board of Directors of Abtech Holdings, Inc.:

Pursuant to the terms of the debt conversion letter (the “Side Letter”) entered into with Abtech Holdings, Inc. (the “Company”) on September 15, 2018, memorializing the terms of the conversion of loans I have made to the Company into shares of the Company’s common stock, as amended by the letter from Glenn Rink dated November 15, 2018, please be advised that I am providing written notice requesting the Company to convert $       ALL        (enter the dollar amount to be converted or “ALL” if you intend to convert all of the debt and accrued interest listed in the “Side Letter”) of debt owed to me by the Company into shares of the Company’s common stock at the conversion price of $1.10 per share. Please effect this conversion as soon as it is practicable following receipt of this notice and compliance with all corporate and securities laws.

Sincerely,

Name of Debtholder:	Golden Properties Ltd

By:	/s/ Alex Lau

Date:	6 Dec 2018